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                                                                    EXHIBIT 4.25

                LIMITED WAIVER AND AMENDMENT TO REVOLVING CREDIT,
                        TERM LOAN AND SECURITY AGREEMENT

            This Limited Waiver and Amendment to Revolving Credit, Term Loan and Security Agreement (the "AMENDMENT") is made as of this 29th day of June, 2005, by and among each of CORRPRO COMPANIES, INC., an Ohio corporation ("PARENT"), CCFC, INC., a Nevada corporation, OCEAN CITY RESEARCH CORP., a New Jersey corporation and CORRPRO INTERNATIONAL, INC., a Delaware corporation (together, "US BORROWER"); COMMONWEALTH SEAGER HOLDINGS LTD., a corporation amalgamated under the laws of the Province of Alberta, Canada and a Foreign Wholly-Owned Subsidiary of Parent, CORRPRO CANADA, INC., a corporation amalgamated under the laws of the Province of Alberta, Canada and BORZA INSPECTIONS LTD., a corporation amalgamated under the laws of the Province of Alberta, Canada (together, "CANADIAN BORROWER") (US Borrower and Canadian Borrower sometimes hereinafter are referred to individually as a "BORROWER" and collectively as "BORROWERS"); CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("CAPITALSOURCE"), as administrative, payment and collateral agent for Lenders (in such capacities, the "AGENT"), and the LENDERS named herein and amends that certain Revolving Credit, Term Loan and Security Agreement (the "LOAN AGREEMENT"), dated as of March 30, 2004 among Borrower, Agent and the Lenders from time to time a party thereto. Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Loan Agreement.

                                   WITNESSETH

      WHEREAS, the parties hereto desire to amend the Loan Agreement to provide for a waiver of and an amendment to the limitations on Capitalized Lease Obligations (as defined in the Loan Agreement) .

      NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the adequacy of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:

SECTION 1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the meaning given to them in the Loan Agreement.

SECTION 2. LIMITED WAIVER. Subject to the terms and conditions set forth herein, Agent and the Requisite Lenders hereby irrevocably waive any breach or violation of the Loan Agreement (and any resulting Event of Default) which has occurred solely as a result of the failure to comply on or before the date hereof with
Section 7.2(c) of the Loan Agreement as in effect prior to the date hereof. Except as expressly set forth herein, this waiver is not intended to be and shall not be construed as a waiver or amendment of any of the terms and provisions of the Loan Agreement, which terms and provisions remain in full force and effect. Furthermore, such waivers shall not constitute a future waiver of compliance with any mandatory commitment reductions, any financial covenants or any other provisions under the Loan Agreement or any other document executed in connection therewith.

SECTION 3. AMENDMENT TO LOAN AGREEMENT.

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      3.1 The Loan Agreement is hereby amended by deleting the reference to
"$250,000" in Section 7.2(c) of the Loan Agreement and inserting the amount of "$500,000" in its stead.

SECTION 4. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. The effectiveness of this Amendment is expressly conditioned upon satisfaction of the following conditions precedent:

      4.1. Agent and Lenders shall have received copies of this Amendment duly executed by the parties hereto.

      4.2. Agent and Lenders shall have received a copy of a duly executed amendment and waiver to the Indebtedness to American Capital Strategies, Ltd. as described in Section 7.2(e) of the Loan Agreement providing for an amendment and waiver on substantially the same terms and conditions as this Amendment and otherwise in form and content acceptable to Agent.

      4.3. Agent and Lenders shall have received such other documents, certificates and assurances as such parties shall reasonably request.

SECTION 5. REAFFIRMATION OF EACH CREDIT PARTY. Each Credit Party hereby represents and warrants to Agent and Lenders that (i) the warranties set forth in the Loan Agreement are true and correct on and as of the date hereof, except to the extent (a) that any such warranties relate to a specific date, or (b) changes thereto are a result of transactions for which Agent has granted its consent; (ii) each Credit Party is on the date hereof in compliance with all of the terms and provisions set forth in the Loan Agreement as hereby amended; and
(iii) upon execution hereof no Default or Event of Default has occurred and is continuing or has not previously been cured or waived.

SECTION 6. EXPENSES. Credit Parties shall pay all costs and expenses incurred by Agent and Lenders or any of their affiliates, including, without limitation, reasonable attorneys' fees and out-of-pocket costs in connection with this Amendment and the agreements, documents and other items contemplated hereunder, including, without limitation, in connection with the entering into, negotiating, preparing, reviewing and executing of this Amendment. If Agent or any Lender or any of their affiliates uses in-house counsel for any of the purposes set forth above, each Credit Party expressly agree that such fees include reasonably charges for work commensurate with the fees that would otherwise be charged by outside legal counsel for the work performed.

SECTION 7. FULL FORCE AND EFFECT. Except as herein amended, the Loan Agreement shall remain in full force and effect and is hereby ratified and reaffirmed as so amended. This Amendment shall not constitute a novation or satisfaction and accord of the Loan Agreement, but shall constitute an amendment thereof.

SECTION 8. JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE LOAN AGREEMENT.

SECTION 9. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

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                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, each of the parties has duly executed this Credit
Agreement as of the date first written above.

                                CORRPRO COMPANIES, INC.

                                By: /s/ Robert M. Mayer
                                    -------------------------------------------
                                Name: Robert M. Mayer
                                Title: Senior Vice President and Chief Financial
                                       Officer

                                1090 Enterprise Drive
                                Medina, Ohio 44256
                                Attention: Chief Financial Officer
                                Telephone: (303) 723-5082
                                FAX: (303) 723-0694
                                E-MAIL: bmayer@corrpro.com

                                CCFC, INC.

                                By: /s/ Robert M. Mayer
                                    -------------------------------------------
                                Name: Robert M. Mayer
                                Title: Senior Vice President and Chief Financial
                                       Officer

                                1090 Enterprise Drive
                                Medina, Ohio 44256
                                Attention: Chief Financial Officer
                                Telephone: (303) 723-5082
                                FAX: (303) 723-0694
                                E-MAIL: bmayer@corrpro.com

                                OCEAN CITY RESEARCH CORP.

                                By: /s/ Robert M. Mayer
                                    -------------------------------------------
                                Name: Robert M. Mayer
                                Title: Senior Vice President and Chief Financial
                                       Officer

                                1090 Enterprise Drive
                                Medina, Ohio 44256
                                Attention: Chief Financial Officer
                                Telephone: (303) 723-5082
                                FAX: (303) 723-0694
                                E-MAIL: bmayer@corrpro.com

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                                CORRPRO INTERNATIONAL, INC.

                                By: /s/ Robert M. Mayer
                                    -------------------------------------------
                                Name: Robert M. Mayer
                                Title: Senior Vice President and Chief Financial
                                       Officer

                                1090 Enterprise Drive
                                Medina, Ohio 44256
                                Attention: Chief Financial Officer
                                Telephone: (303) 723-5082
                                FAX: (303) 723-0694
                                E-MAIL: bmayer@corrpro.com

                                COMMONWEALTH SEAGER HOLDINGS
                                LTD.

                                By: /s/ Robert M. Mayer
                                    -------------------------------------------
                                Name: Robert M. Mayer
                                Title: Authorized Officer

                                c/o Corrpro Companies, Inc.
                                1090 Enterprise Drive
                                Medina, Ohio 44256
                                Attention: Chief Financial Officer
                                Telephone: (303) 723-5082
                                FAX: (303) 723-0694
                                E-MAIL: bmayer@corrpro.com

                                CORRPRO CANADA, INC.

                                By: /s/ Robert M. Mayer
                                    -------------------------------------------
                                Name: Robert M. Mayer
                                Title: Authorized Officer

                                c/o Corrpro Companies, Inc.
                                1090 Enterprise Drive
                                Medina, Ohio 44256
                                Attention: Chief Financial Officer
                                Telephone: (303) 723-5082
                                FAX: (303) 723-0694
                                E-MAIL: bmayer@corrpro.com

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                                BORZA INSPECTIONS LTD

                                By: /s/ Robert M. Mayer
                                    -------------------------------------------
                                Name: Robert M. Mayer
                                Title: Authorized Officer

                                c/o Corrpro Companies, Inc.
                                1090 Enterprise Drive
                                Medina, Ohio 44256
                                Attention: Chief Financial Officer
                                Telephone: (303) 723-5082
                                FAX: (303) 723-0694
                                E-MAIL: bmayer@corrpro.com

AGENT AND US LENDER:            CAPITALSOURCE FINANCE LLC

                                By: /s/ Steven A. Museles
                                    -------------------------------------------
                                Name: Steven A. Museles
                                Title: Senior Vice President

                                CapitalSource Finance LLC
                                4445 Willard Avenue, 12th Floor
                                Chevy Chase, Maryland 20815
                                Attention: Corporate Finance Group, Portfolio
                                           Manager
                                Telephone: (301) 841-2700
                                FAX: (301) 841-2889
                                E-MAIL: sladd@capitalsource.com

CANADIAN LENDER:                CSE FINANCE, INC.

                                By: /s/ Steven A. Museles
                                    -------------------------------------------
                                Name: Steven A. Museles
                                Title: Senior Vice President

                                c/o CapitalSource Finance LLC
                                4445 Willard Avenue, 12th Floor
                                Chevy Chase, Maryland 20815
                                Attention: Corporate Finance Group, Portfolio
                                           Manager
                                Telephone: (301) 841-2700
                                FAX: (301) 841-2889
                                E-MAIL: sladd@capitalsource.com

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